(RYDER SCOTT COMPANY LETTERHEAD)

Exhibit 23.C

CONSENT OF RYDER SCOTT COMPANY, L.P.

     As independent petroleum engineers, Ryder Scott Company, L.P. hereby consents to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-82412) and Form S-8 (File Nos. 333-96959, 333-26813, 333-26831, 333-26823, 033-46519, 033-49956, 033-51851, 033-57553, 033-51853, 333-75781, 333-78949, 333-78951, 333-78979, 333-94717, 333-94719, 333-52100, 333-64240, 333-64236, 333-31060, 333-82506) of El Paso Corporation of the reference to us and our report under the captions “Part I, Item 1. — Business, Non-regulated Businesses — Production Segment — Natural Gas, Oil and Condensate and Natural Gas Liquids Reserves”, “Part II, Item 7. — Management’s Discussion and Analysis of Financial Condition and Results of Operations, Individual Segment Results, Non-regulated Businesses — Production Segment — Reserves Production and Costs” and “Part II, Item 8. — Financial Statements and Supplementary Data, Note 26. — Supplemental Natural Gas and Oil Operations (Unaudited)” appearing in the Annual Report on Form 10-K of El Paso Corporation for the year ended December 31, 2004.

/s/ Ryder Scott Company, L.P.
Ryder Scott Company, L.P.

Houston, Texas
March 24, 2005

1200, 530-8TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3S8	TEL (403) 262-2799	FAX (403) 262-2790
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